Exhibit 10.29

GUARANTEE AND COLLATERAL AGREEMENT

made by

RIVERBED TECHNOLOGY, INC.

and the other signatories hereto

in favor of

MORGAN STANLEY & CO. LLC,

as Collateral Agent

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

Dated as of December 18, 2012

TABLE OF CONTENTS
Page
SECTION 1. DEFINED TERMS
1.1 Definitions. ................................................................................................................................................. 1
1.2 Other Definitional Provisions. .................................................................................................................... 5
SECTION 2. GUARANTEE

SECTION 3. GRANT OF SECURITY INTEREST
SECTION 4. REPRESENTATIONS AND WARRANTIES

SECTION 5. COVENANTS
5.1 Covenants in Credit Agreement.................................................................................................................. 14
5.2 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents,

SECTION 6. REMEDIAL PROVISIONS

SECTION 7. THE COLLATERAL AGENT

SECTION 8. MISCELLANEOUS

SCHEDULES
Schedule 1 [Reserved]
Schedule 2 Investment Property
Schedule 3 Jurisdictions of Organization and Chief Executive Offices
Schedule 4 Filings and Other Actions Required for Perfection
Schedule 5 Inventory and Equipment Locations
Schedule 6 Intellectual Property
Schedule 7 [Reserved]
Schedule 8 Commercial Tort Claims
Schedule 9 [Reserved]

ANNEXES
Annex I Form of Assumption Agreement
Annex II [Reserved]
Annex III-A Form of Copyright Security Agreement
Annex III-B Form of Patent Security Agreement
Annex III-C Form of Trademark Security Agreement
Annex IV Form of Pledge Supplement

GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 18, 2012, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors” and, excluding the Borrower, the “Guarantors”), in favor of MORGAN STANLEY & CO. LLC, as collateral agent (in such capacity, the “Collateral Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), for the Secured Parties (as defined in the Credit
Agreement referred to below).

RECITALS

A. Pursuant to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RIVERBED TECHNOLOGY, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, MORGAN STANLEY & CO. LLC, as Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC. and GOLDMAN SACHS BANK USA, as Joint Lead Arrangers and Joint Bookrunners, GOLDMAN SACHS BANK USA, as Syndication Agent and BANK OF AMERICA, N.A., as Documentation Agent, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B. The Borrower is a member of an affiliated group of companies that includes each other Grantor;

C. The proceeds of the extensions of credit under the Credit Agreement and, to the extent applicable, the financial accommodations under the Specified Hedge Agreements will be used in part to enable the Borrower to finance the Acquisition, to pay related fees and expenses, for working capital requirements and for general corporate purposes of the Borrower and its Subsidiaries;

D. The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and, to the extent applicable, the providing of financial accommodation under the Specified Hedge Agreements; and

E. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and, to the extent applicable, of the Qualified Counterparties to provide financial accommodation under the Specified Hedge Agreements that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Administrative Agent”: as defined in the preamble to this Agreement.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the recitals to this Agreement.

“Borrower Obligations”: the collective reference to the “Obligations” (as such term is defined in the Credit Agreement) of the Borrower.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1.

“Collateral Agent”: as defined in the preamble to this Agreement.

“Copyright Licenses”: all written agreements entered into by any Grantor pursuant to which such Grantor grants or obtains any right with respect to any Copyright, including, without limitation, any rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Copyrights, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (iii) rights to sue for past, present and future breaches or violations thereof.

“Copyright Security Agreement”: an agreement substantially in the form of Annex III-A hereto.

“Copyrights”: collectively, copyrights (whether registered or unregistered in the United States or any other country or any political subdivision thereof) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), including, without limitation, each registered copyright identified on Schedule 6, together with any and all (i) registrations and applications therefor, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, misappropriations or other violations thereof and (iv) rights corresponding thereto throughout the world.

“Excluded Equity Interests”: collectively, all shares of stock, partnership interests, limited liability interests, and all other equity interests in (a) any Person (other than a Wholly Owned Subsidiary or a Subsidiary controlled by the Borrower or any Wholly Owned Subsidiary) to the extent a security interest granted thereon is not permitted by the terms of such Person's organizational or joint venture documents, (b) any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary or which, when aggregated with all of the other interests in such Foreign Subsidiary pledged by the Grantors, would result in more than 65% of the Foreign Subsidiary Voting Stock being pledged to the Collateral Agent, for the benefit of the Secured Parties, under this Agreement and the other Loan Documents, and (c) more than 65% of the voting Capital Stock of any Disregarded Domestic Person.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Grantor”: as defined in the preamble to this Agreement.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor with respect to the Facilities which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document or Specified Hedge Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, out-of-pocket expenses or otherwise (including, without limitation, reasonable and documented attorney's fees and legal expenses in accordance with Section 11.5 of the Credit Agreement) as expressly provided for in the foregoing documents (including all interest and fees arising or incurred as provided in the Loan Documents or any Specified Hedge Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Intellectual Property”: the collective reference to Copyrights, Patents, Trademarks, Trade Secrets and all other intellectual property rights.

“Intellectual Property Licenses”: the collective reference to the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

“Intercompany Note”: any promissory note evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Excluded Equity Interests”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.

“Issuers”: the collective reference to each issuer of any Investment Property or Pledged Equity Interests purported to be pledged hereunder.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License”: all written agreements pursuant to which a Grantor grants or obtains any right to any Patent, including, without limitation, any rights to manufacture, use, import, export, distribute, offer for sale or sell any invention covered by a Patent, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Patents, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or and with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches and other violations thereof and (iii) rights and remedies to sue for past, present and future breaches and other violations of any of the foregoing.

“Patent Security Agreement”: an agreement substantially in the form of Annex III-B hereto.

“Patents”: collectively, patents, patent applications, certificates of inventions, industrial designs (whether issued or applied-for in the United States or any other country or any political subdivision thereof), including, without limitation, each issued patent and patent application identified on Schedule 6, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations and other violations thereof, (iv) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and (v) rights, priorities, and privileges corresponding to any of the foregoing throughout the world.

“Pledged Alternative Equity Interests”: all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Notes, Pledged Stock, Pledged Partnership Interests, and Pledged LLC Interests or Excluded Equity Interests.

“Pledged Equity Interests”: all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests”: all interests owned by any Grantor in any limited liability company (including those listed on Schedule 2) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged LLC Interests include Excluded Equity Interests.

“Pledged Notes”: any promissory notes at any time issued to or owned, held or acquired by any Grantor evidencing indebtedness which is in excess of $1,000,000 individually or $5,000,000 in the aggregate, without limitation, any Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2).

“Pledged Partnership Interests”: all interests owned by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership (including those listed on Schedule 2) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Partnership Interests include Excluded Equity Interests.

“Pledged Stock”: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books and records of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Stock include Excluded Equity Interests.

“PTO”: the United States Patent and Trademark Office and any substitute or successor agency.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions and income from Investment Property and all collections thereon and payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Obligations”: the Borrower Obligations and the Guarantor Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

“Trade Secret License”: with respect to any Grantor, any written agreement pursuant to which such Grantor grants or obtains any right to use any Trade Secret, including the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Trade Secrets, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (iii) rights to sue for past, present and future breaches or violations thereof.

“Trade Secrets”: (i) all trade secrets, confidential information, know-how and proprietary processes, designs, inventions, technology, and proprietary methodologies, algorithms, and information, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations or violations thereof.

“Trademark License”: any written agreement pursuant to which a Grantor grants or obtains any right to use any Trademark, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Trademarks, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches or other violations thereof and (iii) rights, priorities, and privileges and remedies to sue for past, present and future breaches and other violations of any of the foregoing.

“Trademark Security Agreement”: an agreement substantially in the form of Annex III-C hereto.

“Trademarks”: collectively, all trademarks, service marks, certification marks, tradenames, corporate names, company names, business names, slogans, logos, trade dress, Internet domain names, and other source identifiers, whether registered or unregistered in the United States or any other country or any political subdivision thereof, together with any and all (i) registrations and applications for any of the foregoing, including, without limitation, each registration and application identified on Schedule 6 hereto, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (vi) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and (vii) rights, priorities, and privileges corresponding to any of the foregoing throughout the world.

“UCC”: the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

“Unasserted Contingent Obligations”: at any time, contingent Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

1.2 Other Definitional Provisions.

(a)     As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or, in the case of any Foreign Subsidiary, other accounting standards, if applicable, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, amended and restated, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b)     The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)     Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

(e)     The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean (A) the payment in full of such Obligation in cash in immediately available funds, (B) with respect to obligations under any Specified Hedge Agreements with any Qualified Counterparty, such obligations are terminated or secured by a collateral arrangement reasonably satisfactory to the Qualified Counterparty in its sole discretion, and (C) that all commitments to extend credit under the Loan Documents shall have been terminated.

SECTION 2. GUARANTEE

2.1     Guarantee.

(a)     Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Borrower Obligations; provided, that obligations of any Loan Party under or in respect of any Specified Hedge Agreement shall be guaranteed only to the extent that, and for so long as, the other Obligations are so guaranteed.

(b)     Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Loans under the Credit Agreement and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents or other applicable documents governing such Borrower Obligations on the date hereof; provided, that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (after giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Capital Stock in such Guarantor. For the avoidance of doubt, the application of the provisions of this Section 2.1(b) or any similar provisions in any other Loan Document: (x) is automatic to the extent applicable, (y) is not an amendment or modification of this Agreement, any other Loan Document or any other applicable document governing Borrower Obligations and (z) does not require the consent or approval of any Person.

(c)     The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 have been paid in full (other than Unasserted Contingent Obligations), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, (ii) unless released as provided in clause (iii) below, shall survive the repayment of the Loans under the Credit Agreement, the termination of commitments to extend credit under the Credit Agreement, and the release of the Collateral and remain enforceable as to all Borrower Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 8.15(a) or (b).

(d)     No payment made by the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Borrower Obligations then outstanding or thereafter incurred.

2.2     Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Borrower Obligations by any Grantor or is received or collected on account of the Borrower Obligations from any Grantor or its property:

(a)     If such payment is made by the Borrower or from its property, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b)     If such payment is made by the Borrower or from its property or if any payment is made by the Borrower or from its property in satisfaction of the reimbursement right of any Guarantor set forth in Section 2.2(c), the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(c)     If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets (net of their liabilities, other than Secured Obligations) and any other equitable considerations deemed appropriate by the court.

(d)     If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Section 2.2(c), such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor under Section 2.2(c)) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Borrower and the Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Guarantor, then (subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations)), the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent and such Guarantors transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent in accordance with the terms of the Loan Documents.

(e)     All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Secured Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Secured Obligations (other than Unasserted Contingent Obligations). Until payment in full of the Secured Obligations (other than Unasserted Contingent Obligations), no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Secured Obligations in accordance with Section 6.5. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, substantially in the form received and, if necessary, duly endorsed.

(f)     The obligations of the Guarantors under the Loan Documents and any Specified Hedge Agreements, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(g)     Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3     Amendments, etc. with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents, any Specified Hedge Agreement and any other documents executed and delivered in connection therewith may be amended, restated, amended and restated, supplemented, replaced, refinanced, otherwise modified or terminated, in whole or in part, as the Administrative Agent (or the requisite Secured Parties) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law or any Loan Document.

2.4     Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Borrower Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any Specified Hedge Agreement, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5     Reinstatement. The guarantee contained in this Section 2 and the security interests created hereunder shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Borrower Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

2.6     Payments. Each Guarantor hereby agrees to pay all amounts due and payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Deposit Accounts;

(d)	all Documents;

(e)	all General Intangibles, including, without limitation, all Intellectual Property;

(f)	all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(g) all Instruments;

(h) all Investment Property;

(i)	all Money;

(j) all Capital Stock;

(k) all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described on Schedule 8 hereto;

(l) all Letter of Credit Rights;

(m) all other personal property not otherwise described above;

(n) all Supporting Obligations and products of any and all of the foregoing and all security interests or other liens on personal or real property securing any of the foregoing;

(o) all books and records (regardless of medium) pertaining to any of the foregoing; and

(p) all Proceeds of any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in and the term “Collateral” shall not be deemed to include (A) any property to the extent that and for as long as such grant of a security interest is prohibited by any applicable law, rule or regulation except to the extent that such law, rule or regulation is ineffective under applicable law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (B) any contract, license or permit, to the extent it constitutes a breach or default under or results in the termination of, or requires any consent not obtained under such contract, license or permit, except to the extent that any such contract, license or permit is ineffective under applicable law or principles of equity or would be ineffective under Sections 9-406, 9- 407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (C) any United States “intent-to-use” Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such application under applicable federal law, (D) Excluded Equity Interests, (E) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, and (F) to the extent not otherwise excluded pursuant to clauses (A) through (E) above, Excluded Assets; provided, however, that the grant of security interest hereunder, and the term “Collateral”, shall include all of the shares of capital stock, limited liability interests, partnership interests and other equity interests identified on Schedule 2 hereto and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property (other than any proceeds subject to any condition described in clause (i)), (B) if applicable, shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable shall in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i). In addition to the foregoing, the following Collateral shall not be required to be perfected: (x) cash and Cash Equivalents (including Money), Deposit Accounts, Securities Accounts and Commodities Accounts (including securities entitlements and related assets), (y) other assets requiring perfection through control agreements and (z) vehicles and other assets subject to certificates of title. in each case to the extent a security interest therein cannot be perfected by the filing of a financing statement under the Uniform Commercial Code or other applicable law.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to each Secured Party that:

4.1     Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower's or any Loan Party's knowledge shall, for the purposes of this Section 4.1, be deemed a reference to such Guarantor's knowledge.

4.2     Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents and the Liens permitted to exist on such Grantor's Collateral by the Loan Documents, such Grantor owns each item of Collateral, in all material respects, granted by it free and clear of any Liens (other than Liens permitted by Section 8.3 of the Credit Agreement and under the Security Documents). No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents or in respect of Liens that are permitted by the Loan Documents or for which termination statements or releases authorized by the appropriate parties will be filed on the Closing Date or, with respect to releases of Liens in Intellectual Property recorded in the PTO or United States Copyright Office, delivered to the Collateral Agent for filing.

4.3     Perfected First Priority Liens.

(a)     The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Collateral Agent in completed and, where required, duly executed form), will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof (except to the extent otherwise permitted herein and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) against all creditors of such Grantor and are and will be prior to all other Liens on such Collateral except for Liens which have priority as permitted by the Credit Agreement, the Loan Documents or by operation of law; provided, that additional filings with the PTO and United States Copyright Office may be required with respect to the perfection of the Collateral Agent's Lien on registered and applied-for United States Patents, Trademarks, and Copyrights, as applicable, acquired by Grantors after the Closing Date and the perfection of the Collateral Agent's Lien on Intellectual Property established under the laws of jurisdictions outside the United States may be subject to additional filings and registrations.

(b)     Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Capital Stock or Investment Property to the Collateral Agent or its designee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.

4.4     Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's exact legal name, jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Such Grantor has furnished to the Collateral Agent its Organizational Documents as in effect as of a date which is recent to the date hereof and short-form or long-form, as applicable, good standing certificates as of a date which is recent to the date hereof.

4.5     Inventory and Equipment.

(a)
On the date hereof, Schedule 5 sets forth all locations in the United States where any Inventory and Equipment, in each case, with a value in excess of $5,000,000 (other than goods in transit, goods being repaired by a third party or goods that do not have a material value) are kept.

(b)	[Reserved.]

4.6     Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7     Investment Related Property

(a)     On the date hereof, Schedule 2 hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests, respectively, owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. On the date hereof, Schedule 2 (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor and to the knowledge of such Grantor all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligations of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument owing to such Grantor that is required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof and the other Loan Documents.

(b)     The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Capital Stock in each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock or voting Capital Stock of a Disregarded Domestic Person, 65% of the outstanding first tier Foreign Subsidiary Voting Stock or of the outstanding voting Capital Stock, as the case may be, of each relevant Issuer.

(c)     All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d)     Such Grantor is the record and beneficial owner of the Investment Property and Deposit Accounts pledged by it hereunder in all material respects, free of any Liens, except Liens permitted to exist on the Collateral by the Loan Documents, and, as of the date hereof, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

4.8     Receivables. As of the date hereof, no amount payable to such Grantor under or in connection with any Receivables with a value in excess of $1,000,000 individually and $5,000,000 in the aggregate is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent pursuant to terms of this Agreement.

4.9     Intellectual Property.

(a)     As of the date hereof, Schedule 6 sets forth a true and accurate list of (i) all United States registrations of and applications for Patents, Trademarks, and Copyrights owned by any Grantor that are registered or applied-for in the PTO or United States Copyright Office and (ii) all Copyright Licenses pursuant to which any Grantor is granted an exclusive license to one or more registered United States Copyrights that are identified in such Copyright License.

(b)     With respect to all Intellectual Property listed on Schedule 6 that is owned by a Grantor, except as could not reasonably be expected to have a Material Adverse Effect, such Grantor is the owner of the entire right, title, and interest in and to such Intellectual Property, free and clear of all Liens (other than Liens permitted by the Loan Documents). To the knowledge of the Grantor, such Grantor owns or is validly licensed to use all other Intellectual Property necessary for the conduct of its business as currently conducted, free and clear of all Liens (other than Liens permitted by the Loan Documents), except as could not reasonably be expected to have a Material Adverse Effect.

(c)     All registrations and applications for Copyrights, Patents and Trademarks included in the Collateral are standing in the name of a Grantor and are subsisting and in full force and effect, and to the Grantor's knowledge, valid and enforceable, except as could not reasonably be expected to have a Material Adverse Effect.

(d)     Such Grantor has performed all acts and has paid all renewal, maintenance, and other fees required to maintain each and every registration and application of Intellectual Property included in the Collateral in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.

(e)     Except as set forth in Schedule 6, no holding, decision, or judgment has been rendered in any action or proceeding against a Grantor before any court, administrative or other governmental authority, challenging the validity or enforceability of any Intellectual Property included in the Collateral, or such Grantor's right to register, own or use such Intellectual Property, and no such action or proceeding against any Grantor is pending or, to the Grantors' knowledge, threatened in writing, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(f)     Such Grantor is not a party to or otherwise bound by any settlement or consent agreement, covenant not to sue, non-assertion assurance, release or other similar agreement affecting such Grantor's rights to own or use any Intellectual Property, in each case, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g)     With respect to each Copyright License, Trademark License, Patent License, and Trade Secret License: (i) such agreement constitutes a legal, valid and binding obligation of such Grantor and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any written notice of termination or cancellation under such license; (iii) such Grantor has not received any written notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or otherwise permit termination, modification or acceleration under such agreement, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(h)     Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has taken commercially reasonable steps to protect in all material respects: (i) the confidentiality of its material Trade Secrets and confidential information and (ii) its interest in its material Intellectual Property owned by such Grantor.

4.10     Commercial Tort Claims. As of the date hereof, such Grantor has no Commercial Tort Claims in excess of $1,000,000 individually or $5,000,000 in the aggregate in value other than those described on Schedule 8.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1     Covenants in Credit Agreement. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Grantor will result.

5.2     Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights.

(a)     If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument
(other than checks to be deposited in the ordinary course of business), Negotiable Document or Tangible Chattel Paper, in each case having a face amount of $1,000,000 in any instance or $5,000,000 in the aggregate, such Instrument, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.

(b)     If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall promptly notify the Collateral Agent thereof, and shall (and with respect to any issuer that is not a Wholly Owned Subsidiary use commercially reasonable efforts to) cause the issuer thereof to register the Collateral Agent as the registered owner of such Uncertificated Security, upon the occurrence and during the continuance of an Event of Default. This subsection (b) shall not apply to Uncertificated Securities having a value of less than $1,000,000 individually or $5,000,000 in the aggregate.

5.3     Maintenance of Insurance.

(a)     Such Grantor will maintain insurance policies (i) in accordance with the requirements of Section 7.5 of the Credit Agreement and (ii) naming the Collateral Agent on behalf of the Secured Parties as additional insured under liability insurance policies to the extent reasonably requested by the Collateral Agent.

(b)     All such insurance shall (unless otherwise reasonably agreed to by the Collateral Agent) (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, and (ii) name the Collateral Agent as additional insured party (with respect to liability insurance, other than with respect to liability insurance for directors and officers) and/or loss payee (with respect to property insurance).

5.4     [Intentionally omitted].

5.5     Maintenance of Perfected Security Interest; Further Documentation.

(a)     Such Grantor shall maintain the security interest created by this Agreement in such Grantor's Collateral (other than Intellectual Property, if any, established under laws of jurisdictions outside the United States) as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents, including such Grantor's rights to dispose of the Collateral.

(b)     At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents, including, without limitation, a completed pledge supplement, substantially in the form of Annex IV attached hereto, and take such further actions necessary or as the Collateral Agent may reasonably request consistent with this Agreement for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Collateral Agent's security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

5.6     Changes in Locations, Name, etc. Such Grantor will not, except upon not less than ten (10) days' prior written notice to the Collateral Agent (or such shorter amount of time reasonably acceptable to the Collateral Agent) and delivery to the

Collateral Agent of all additional financing statements and other documents (executed where appropriate) reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein.

(i)     change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 4.4; or

(ii)     change its (x) name or (y) identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.7     [Intentionally omitted].

5.8     Investment Property, Pledged Equity Interests and Deposit Accounts.

(a)     If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, any certificate issued in connection with any reorganization, or any certificate representing Pledged LLC Interests issued by any Subsidiary after the date hereof), option or rights in respect of the Pledged Equity Interests, including whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent substantially in the form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided, that in no event shall there be pledged Excluded Equity Interests; provided, further, that certificates representing Capital Stock of Immaterial Subsidiaries shall not be required to be delivered to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default any sums paid upon or in respect of the Investment Property or Pledged Equity Interests upon the liquidation or dissolution of any issuer thereof shall be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or Pledged Equity Interests or any property shall be distributed upon or with respect to the Investment Property or Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, as provided hereunder, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property or Pledged Equity Interests shall be received by such Grantor, such Grantor shall hold such money in accordance with the Credit Agreement and the other Loan Documents.

(b)     Without the prior written consent of the Collateral Agent, such Grantor will not, except as permitted by the Credit Agreement or the other Loan Documents, vote to enable, or take any other action to permit, any Issuer of Pledged Equity Interests to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer.

(c)     In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property or Pledged Equity Interests (that constitutes Collateral hereunder) issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) it will take all actions required or reasonably requested by the Collateral Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property or Pledged Equity Interests issued by it.

(d)     Each Grantor acknowledges and agrees that to the extent that any Pledged Partnership Interest or Pledged LLC Interest now or in the future owned by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any Pledged Partnership Interest or Pledged LLC Interest now or in the future owned by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Administrative Agent pursuant to the terms hereof.

5.9     Receivables. Upon the occurrence and during the continuance of an Event of Default and the receipt of notice from the Collateral Agent pursuant to this Section 5.9, except in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would materially and adversely affect the value thereof.

5.10     Intellectual Property. (a) On a continuing basis, each Grantor shall, at its sole cost and expense:

(i)     promptly following its knowledge thereof, notify the Collateral Agent of (1) the institution of any proceeding in any court, administrative or other governmental body or in the PTO or the United States Copyright Office, or any adverse determination in any such proceeding (other than with respect to routine or immaterial office actions or other similar determinations in the ordinary course of prosecution before the PTO or the United States Copyright Office), regarding the validity or enforceability of any Intellectual Property included in the Collateral, or such Grantor's right to register, own or use such Intellectual Property; or (2) any events which may reasonably be expected to materially and adversely affect the value of any Intellectual Property included in the Collateral or the rights and remedies of the Collateral Agent in relation thereto, except to the extent that any such event or matter described in (1) or (2) could not reasonably be expected to have a Material Adverse Effect;

(ii)     not take any act or omit to take any commercially reasonable act whereby any material Intellectual Property included in the Collateral may be abandoned, forfeited, dedicated to the public, invalidated, lapse or materially impaired in any way other than in the ordinary course of business or as consistent with such Grantor's past practice;

(iii)     take commercially reasonable actions to protect against and prosecute infringements, dilutions, misappropriations, and other violations of material Intellectual Property included in the Collateral (including, without limitation, commencement of a suit), and not settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property, except as shall be consistent with commercially reasonable business judgment or in a manner that would not reasonably be expected to cause a Material Adverse Effect;

(iv)     not grant any exclusive license to any other Person of any material Intellectual Property included in the Collateral that would materially detract from the value of the Collateral (taking into account the value of the license as well) or materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries, other than in the ordinary course of business or as expressly permitted by the Credit Agreement and the other Loan Documents;

(v)     use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in connection with any Trademarks material to the business of such Grantor, except as could not reasonably be expected to have a Material Adverse Effect;

(vi)     adequately control the quality of goods and services offered by any licensees of its Trademarks, except as could not reasonably be expected to have a Material Adverse Effect;

(vii)     take commercially reasonable steps to protect the secrecy of all of its material Trade Secrets, except as could not reasonably be expected to have a Material Adverse Effect; and

(viii)     not deliver, license or make available the source code for any software included in the Collateral to any Person who is not an employee or contractor of Grantor, and not subject any software included in the Collateral to the terms of any “open source” or other similar license that provides for any source code of such software to be disclosed, licensed, publicly distributed, or dedicated to the public, except as could not reasonably be expected to have a Material Adverse Effect.

(b)     If any Grantor shall, at any time after the date hereof, obtain any ownership or other rights in and to any additional Intellectual Property, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, without further action by any party (except as expressly set forth in Section 3 hereof). Further, each Grantor shall comply with the requirements of Section 7.2(a) of the Credit Agreement and each Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule 6 to include any United States applications or registrations for Patents, Trademarks and Copyrights included in the Collateral (but the failure to so modify such Schedules shall not be deemed to affect the Collateral Agent's security interest in or lien upon such Intellectual Property).

(c)     Such Grantor agrees to execute a Copyright Security Agreement in substantially the form of Annex III-A, a Patent Security Agreement in substantially the form of Annex III-B and a Trademark Security Agreement in substantially the form of Annex III-C, as applicable based on the type of Intellectual Property on Schedule 6, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the PTO and the United States Copyright Office, as applicable.

(d)     Upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded with the PTO or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, create, record, preserve, protect or perfect the Collateral Agent's security interest in any applications or registrations for Patents, Trademarks and Copyrights included in the Collateral.

5.11     Limitation on Liens on Collateral. Such Grantor shall not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Liens permitted pursuant to the Credit Agreement and the other Loan Documents, and will defend the right, title and interest of the Collateral Agent and the other Secured Parties and the other holders of the Secured Obligations in and to any of the Collateral against the claims and demands of all Persons whomsoever.

5.12     Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of any of the Collateral, except as permitted pursuant to the Credit Agreement and the other Loan Documents.

5.14     Commercial Tort Claims. With respect to any Commercial Tort Claims in excess of $1,000,000 individually or $5,000,000 in the aggregate in value, it shall deliver to the Collateral Agent a completed pledge supplement, substantially in the form of Annex IV attached hereto.

SECTION 6. REMEDIAL PROVISIONS

6.1     Certain Matters Relating to Receivables.

(a)     Upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its material Receivables.

(b)     If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5 and (ii) until so turned over, shall be held by such Grantor for the Collateral Agent and the Secured Parties.

(c)     Upon the occurrence and during the continuance of an Event of Default, upon the written request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2     Communications with Obligors; Grantors Remain Liable.

(a)     The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify to the Collateral Agent's reasonable satisfaction the existence, amount and terms of any Receivables.

(b)     At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and each Grantor at the request of the Collateral Agent shall) notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)     Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor's Receivables to observe and perform in all material respects the conditions and obligations to be observed and performed by it thereunder, in accordance with the terms of any written agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3     Investment Property.

(a)     Unless an Event of Default has occurred and is continuing and the Collateral Agent has given notice to the relevant Grantor of the Collateral Agent's intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property.

(b)     If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and shall make application thereof to the Secured Obligations in the order set forth in Section 6.5 and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)     Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to, and any such Issuer party hereto agrees to, (i) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(b)(ii) hereof, comply with any instruction received by it from the Collateral Agent in writing, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(b)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent. The Collateral Agent agrees that it shall not send any such instruction unless (A) an Event of Default has occurred and is continuing and (B) such instruction is otherwise in accordance with the terms of this Agreement.

6.4     Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Collateral Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent substantially in the form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).

6.5     Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the following order: first, to unpaid and unreimbursed costs, expenses and fees of the Administrative Agent and the Collateral Agent (including to reimburse ratably any other Secured Parties which have advanced any of the same to the Collateral Agent), second, to the Administrative Agent, for application by it toward payment of all amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amount of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties, and third, to the Administrative Agent, for application by it toward prepayment of the Secured Obligations, pro rata among the Secured Parties according to the amount of the Secured Obligations then held by the Secured Parties. Any balance of such Proceeds remaining after the Secured Obligations (other than Unasserted Contingent Obligations) have been paid in full, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes of this Section, to the extent that any Obligation is unmatured or unliquidated (other than Unasserted Contingent Obligations) at the time any distribution is to be made pursuant to the second clause above, the Collateral Agent shall allocate a portion of the amount to be distributed pursuant to such clause for the benefit of the Secured Parties holding such Secured Obligations and shall hold such amounts for the benefit of such Secured Parties until such time as such Secured Obligations become matured or liquidated at which time such amounts shall be distributed to the holders of such Secured Obligations to the extent necessary to pay such Secured Obligations in full (with any excess to be distributed in accordance with this Section as if distributed at such time). In making determinations and allocations required by this Section, the Collateral Agent may conclusively rely upon information provided to it by the holder of the relevant Secured Obligations (which, in the case of the immediately preceding sentence shall be a reasonable estimate of the amount of the Secured Obligations) and shall not be required to, or be responsible for, ascertaining the existence of or amount of any Secured Obligations.

6.6     Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by this Agreement or required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys' fees and disbursements (to the extent payable in accordance with Section 11.5 of the Credit Agreement), to the payment in whole or in part of the Secured Obligations, in such order as set forth in Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the bad faith, gross negligence or willful misconduct of, or material breach of any Loan Documents by such Secured Party or its controlled affiliates, officers or employees acting on behalf of such Secured Party or any of its controlled affiliates. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7     Registration Rights.

(a)     Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)     Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and to the fullest extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8     Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency (to the extent payable in accordance with Section 11.5 of the Credit Agreement).

6.9     Intellectual Property.

(a)     At any time after the occurrence and during the continuance of an Event of Default upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments, in favor of the Collateral Agent or its designee, of such Grantor's right, title, and interest in, to and under the Intellectual Property included in the Collateral in recordable form as applicable, and such other documents are necessary or appropriate to carry out the intent and purposes hereof.

(b)     Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties, to enforce the Intellectual Property included in the Collateral. In the event of such suit, each Grantor shall, at the request of the Collateral Agent, do any and all lawful acts, including joinder as a party, and execute any and all documents requested by the Collateral Agent in aid of such enforcement, and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and out-of-pocket expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.9(b) (to the extent payable in accordance with Section 11.5 of the Credit Agreement). In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property included in the Collateral, each Grantor agrees, at the request of the Collateral Agent, to take all actions necessary, whether by suit, proceeding or other action, to prevent and/or obtain a recovery for the infringement or other violation of rights in, diminution in value of, or other damage to any of the Intellectual Property included in the Collateral by any Person.

(c)     Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, after the occurrence and during the continuance of an Event of Default and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a nonexclusive license and sublicense (in each case, exercisable without payment of royalties or other compensation to such Grantor) to make, have made, use, sell, copy, distribute, perform, make derivative works, publish, and exploit in any other manner for which an authorization from the owner of such Intellectual Property would be required under applicable Requirements of Law, with rights of sublicense, any of the Intellectual Property included in the Collateral now or hereafter owned by or licensed to such Grantor, wherever the same may be located; provided that (i) the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary under applicable Requirements of Law to maintain the validity and enforceability of such Trademarks, and (ii) the foregoing license shall be subject to preexisting exclusive licenses and exclusive licenses granted after the Closing Date that are Permitted Liens, and any sublicenses duly granted by Collateral Agent under this license grant shall survive in accordance with their terms as direct licenses of the Grantor in the event of the subsequent cure of any Event of Default that gave rise to the exercise of the Collateral Agent's rights and remedies, and (iii) the license shall be irrevocable until the termination of the Credit Agreement, or as to Collateral as to which the Lien is released under Section 8.15(b), at such time as the sale, transfer or disposal occurs; provided that the license only may be exercised during the continuance of an Event of Default. The foregoing license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

(d)     Notwithstanding anything to the contrary in the Loan Documents, for United States application for Patents that are unpublished in the PTO (and solely during the period in which such unpublished applications remain unpublished), no Grantor is required to disclose or identify, and neither the Collateral Agent nor any Secured Party shall disclose, record with the PTO, or otherwise identify, any information regarding such unpublished applications other than the application number, filing date, and identity of the Grantor that is the owner of such unpublished application.

SECTION 7. THE COLLATERAL AGENT

7.1     Collateral Agent's Appointment as Attorney-in-Fact, etc.

(a)     Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to, during the continuance of an Event of Default, take any and all appropriate actions and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following when an Event of Default shall be continuing:

(i)     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii)     in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill connected with the use thereof or symbolized thereby and the general intangibles of such Grantor represented thereby;

(iii)     pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)     execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)     (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark (along with the goodwill of the business connected with the use of or symbolized by any Trademark), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do. The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b)     If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, during the continuance of an Event of Default, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c)     Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until this Agreement is terminated and all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2     Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Collateral Agent only in respect of its own gross negligence or willful misconduct, to the extent required by applicable law.

7.3     Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” or using words of similar import and may add thereto “whether now owned or hereafter acquired”. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4     Authority, Immunities and Indemnities of Collateral Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Collateral Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement. By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Collateral Agent, including Section 10 thereof, as fully as if such Secured Party were a Lender. The Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5     Intellectual Property Filings. Each Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office) as applicable, including the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, or other comparable documents, and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, naming such Grantor, as debtor, and the Collateral Agent, as secured party.

SECTION 8. MISCELLANEOUS

8.1     Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

8.2     Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner, and addressed to such parties at the notices addresses, provided for in Section 11.2 of the Credit Agreement.

8.3     No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4     Enforcement Expenses; Indemnification.

(a)     Each Grantor agrees to pay, or reimburse each Secured Party for, all its reasonable and documented costs and out-of-pocket expenses incurred in connection with collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable and invoiced fees and disbursements of counsel, on the terms set forth in Section 11.5(a)(ii) of the Credit Agreement.

(b)     Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 11.5 of the Credit Agreement.

(c)     The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5     Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6     Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect (other than Unasserted Contingent Obligations), matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or otherwise, as such Secured Party may elect. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.

8.8     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9     Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10     Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12     Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address referred to in Section 11.2 of the Credit Agreement or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13     Acknowledgements. Each Grantor hereby acknowledges that:

(a)     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)     no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)     no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14     Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an assumption agreement in the form of Annex I hereto. The execution and delivery of such assumption agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.15     Releases.
(a)     At such time as the Loans and all other Secured Obligations (other than Unasserted Contingent Obligations and obligations under or in respect of Specified Hedge Agreements) have been paid in full, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to the Collateral Agent) and take such further actions as such Grantor may reasonably request to evidence such termination.

(b)     If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor (other than to another Grantor) in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent and take such further actions for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby; provided that the Collateral Agent shall be required to execute such release only if the Borrower and applicable Grantor shall have delivered to the Collateral Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Collateral Agent) prior to the date of the proposed release, a certificate of a Responsible Officer with request for release identifying the relevant Collateral and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents. At the request and sole expense of the Borrower, a

Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement and the Collateral Agent, at the request and sole expense of such the Borrower, shall promptly execute and deliver to such Borrower all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent and take such further actions for the release of such Guarantor; provided that the Collateral Agent shall be required to execute such release only if the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Collateral Agent) prior to the date of the proposed release, a certificate of a Responsible Officer of the Borrower with request for release identifying the relevant Guarantor and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

RIVERBED TECHNOLOGY, INC., as Borrower

By: /s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: Chief Executive Officer

RIVERBED TECHNOLOGY INTERNATIONAL, INC.
RIVERBED TECHNOLOGY INTERNATIONAL, LLC
OCTAGON ACQUISITION CORP., as Grantors

By: /s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: Chief Executive Officer

OPNET TECHNOLOGIES, INC.
CLARUS SYSTEMS, INC., as Grantors

By: /s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Title: Chief Executive Officer

OPNET ANALYSIS, INC.. as Grantors

By: /s/ Marc Cohen
Name: Marc Cohen
Title: Chief Executive Officer

Agreed and Accepted:

MORGAN STANLEY & CO. LLC,
as Collateral Agent

By: /s/ [ILLEGIBLE]
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By: /s/ [ILLEGIBLE]
Name:
Title: